PTS.00106EXHIBIT 10.3

STANLEY BLACK & DECKER
SUPPLEMENTAL RETIREMENT ACCOUNT PLAN
(As In Effect January 1, 2019)

Background. Stanley Black & Decker, Inc., together with its wholly-owned U.S. subsidiaries (“Stanley Black & Decker”), maintains the Stanley Black & Decker Supplemental Retirement Account Plan (the “Plan”) to provide certain employees with benefits that are not provided under a tax-qualified retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”). Stanley Black & Decker, Inc. now desires to amend the Plan in the form of a restated Plan. It is intended that the restated Plan shall operate as a “class year” plan, pursuant to which, for each Plan Year, a Participant is permitted to designate, subject to the requirements of Code Section 409A and the Plan, the time and form of payment applicable to those Accounts established for the benefit of the Participant for such Plan Year. It is further intended that, in accordance with the applicable provisions of the Plan, each Participant shall be permitted to designate one or more assumed investment funds in which amounts that are credited to his or her Accounts, as established for each Plan Year, shall be deemed to be invested. This document sets forth the terms of the Plan restatement and replaces all prior Plan documents, including any Plan restatement that was executed prior to the execution of this restatement.

Article 1

Effective Date

    This restatement shall be effective January 1, 2019.

Article 2

Definitions

    The following terms have the meanings set forth below.

“Accounts” means a Participant’s Supplemental Employee Contribution Account, Supplemental Company Matching Contribution Account, and Supplemental Company Core Contribution Account, as established and maintained in accordance with the terms of this Plan.

    “Beneficiary” means any individual, trust or estate designated by a Participant, in accordance with the procedures established by the Company, to receive a death benefit payable on the Participant’s behalf under the Plan. If, at the time of death of a Participant, there is no such beneficiary designation on file with the Company or there is no such designated beneficiary surviving, the death benefit shall be paid to the Participant’s estate.

“Committee” means the Finance and Pension Committee of the Board of Directors of the Company.

“Company” means Stanley Black & Decker, Inc.

“Compensation” means, with respect to a Plan Year:

(a)    Subject to paragraphs (b) and (c), and Section 4.2, the salary and other amounts received by a Participant from the Controlled Group for services actually rendered in the course of employment with the Controlled Group during the pertinent Plan Year, to the extent such amounts are includible in the gross income of the Participant for federal income tax purposes, including, but not limited to, bonuses, commissions and vacation pay that are paid with respect to such services rendered during the Plan Year. Compensation for a Plan Year shall also include a Participant’s Elective Deferral Contributions under the

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Plan, and elective contributions of the Participant that are excludable from gross income for federal income tax purposes under Section 402(g) of the Code, Section 125 of the Code or Section 132(f)(4) of the Code (a qualified transportation fringe benefit plan), provided that any such contributions are made from amounts that would be considered Compensation pursuant to the preceding sentence if paid to the Participant.

(b)    Compensation for a Plan Year shall not include reimbursements or other expense allowances, fringe benefits (whether or not paid in cash), moving expenses, welfare benefits, including the cost of group term life insurance coverage, profit sharing bonuses, special bonuses, retention bonuses, synergy bonuses, or working capital bonuses, WIN awards, amounts paid to a Participant under the Company’s long-term stock incentive plans, amounts realized from the grant or exercise of a stock option, or any amounts paid during the Plan Year for services rendered in a prior Plan Year. For purposes of paragraph (a), a bonus that is includible in Compensation and paid to the Participant in the Plan Year that follows the Plan Year during which the services were performed with respect to which the bonus is paid will be included in Compensation for such Plan Year in which the services were performed. Any Elective Deferral Contributions with respect to a bonus, that are elected pursuant to Section 3.1(a) prior to the beginning of the Plan Year in which the services were performed with respect to which the bonus is determined, will be included in Compensation for that Plan Year. Except for a Participant’s final regular payroll check or a bonus for services performed in a prior Plan Year, Compensation shall not include amounts paid after the Participant ceases to have employment status with Stanley Black & Decker. Amounts described in subsection (a) that are paid after the last day of a Plan Year solely for services performed during the final payroll period that includes the last day of such Plan Year shall be treated as Compensation for the Plan Year in which such final payroll period ends. Pursuant to Treasury Regulation Section 1.409A-2(a)(13), the preceding sentence shall not apply to any amount that is paid after the last day of a Plan Year for services performed during any period other than such final payroll period, such as a bonus paid entirely or in part with respect to services performed during a period other than the final payroll period.

(c)    For purposes of paragraph (a), a Participant who earns sales commission compensation is treated as providing the services to which such compensation relates in the Plan Year in which the pertinent sale occurs. For purposes of this paragraph (c), the term “sales commission compensation” means compensation or portions of compensation earned by a Participant if a substantial portion of the services provided by such Participant to Stanley Black & Decker consists of the direct sales of products or services to unrelated customers, such compensation earned by the Participant consists of either a portion of the purchase price for products or services or an amount substantially all of which is calculated by reference to the volume of sales, and payment of such compensation is contingent upon the closing of the sales transaction and such other requirements as may be specified by Stanley Black & Decker prior to the closing of the sales transaction. For this purpose, a customer is treated as an unrelated customer only if the customer is not related to either the Participant or Stanley Black & Decker, and a person is treated as related if the person would be treated as related under Treasury Regulation Section 1.409A-1(f)(2)(ii) or the person would be treated as providing management services under Treasury Regulation Section 1.409A-1(f)(2)(iv).

“Controlled Group” means a group of corporations or other entities of which the Company is a member, determined under Section 414(b) and Section 414(c) of the Internal Revenue Code, applied by utilizing “at least 80 percent” each place it appears in Internal Revenue Code Section 1563(a)(1), (2) and (3) and in Treasury Regulation Section 1.414(c)-2.

“Disability” means a Participant’s Separation from Service as a result of his or her permanent inability, by reason of a medically determinable physical or mental impairment, to perform any job for which the Participant is reasonably suited by education and experience.

“Earnings” means:

(a)    Subject to paragraph (b), the salary and other amounts received by a Participant for a Plan Year from the Controlled Group for services actually rendered in the course of employment with the Controlled Group, to the extent such amounts are includible in the gross income of the Participant for federal income tax purposes, including, but not limited to, bonuses, commissions and vacation pay that are paid during the Plan Year. Earnings for a Plan Year shall also include a Participant’s elective

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contributions that are excludable from gross income for federal income tax purposes under Section 402(g) of the Code, Section 125 of the Code or Section 132(f)(4) of the Code (a qualified transportation fringe benefit plan), provided that any such contributions are made from amounts that would be considered Earnings pursuant to the preceding sentence if paid to the Participant.

(b)    Earnings for a Plan Year shall not include reimbursements or other expense allowances, fringe benefits (whether or not paid in cash), moving expenses, welfare benefits, including the cost of group term life insurance coverage, deferred compensation in the year paid if the compensation has been deferred beyond the calendar year in which it would otherwise have been paid, profit sharing bonuses, special bonuses, retention bonuses, synergy bonuses, or working capital bonuses, WIN awards, amounts paid to a Participant under the Company’s long-term stock incentive plans, or amounts realized from the grant or exercise of a stock option. Except for a Participant’s final regular payroll check, Earnings shall not include amounts paid after the Participant ceases to have employment status with the Controlled Group.

“Elective Deferral Contribution” means the amount of Compensation that a Participant elects to defer for a Plan Year under Section 4.1.

    “Employee” means an individual employed by Stanley Black & Decker as a common law employee on a salaried basis who is subject to the income tax laws of the United States and is not covered under a collective bargaining agreement, provided that, anything herein to the contrary notwithstanding, an individual shall not be considered an Employee and shall not be eligible to defer Compensation with respect to a Plan Year or receive any other contributions under the Plan for a Plan Year unless he or she is eligible to make elective pre-tax contributions under the Retirement Account Plan on the first day of such Plan Year, based on the provisions of the Retirement Account Plan that are adopted prior to the first day of the Plan Year and in effect on such first day of the Plan Year, without regard to any subsequent changes in the Retirement Account Plan.

“Highly Compensated Employee” means, for purposes of determining if an individual is a Highly Compensated Employee in connection with Section 3.1(a) for a Plan Year, an Employee who received Earnings from the Controlled Group during the immediately preceding Plan Year in excess of the minimum dollar amount that is then applied under Code Section 414(q)(1)(B), subject to adjustments made thereunder, for determining status as a “highly compensated employee” under said Code Section for the following Plan Year. An individual who has been a Highly Compensated Employee for a Plan Year shall cease to be a Highly Compensated Employee, effective upon the close of business on the last day of the Plan Year in which his or her Earnings for such Plan Year do not exceed the pertinent dollar amount that applies under Code Section 414(q)(1)(B) when determining his or her status as a “highly compensated employee” under Code Section 414(q)(1)(B) for the subsequent Plan Year. For purposes of this definition, an individual’s Earnings for the last calendar quarter of a Plan Year shall be determined solely on the basis of projected base salary, including projected elective contributions under Code Section 125, 402(g) or 132(f)(4), with respect to such base salary.

“Participant” means a Highly Compensated Employee who is eligible under Section 3.1(a) or 3.2 to elect to defer a portion of his or her Compensation in accordance with the terms of the Plan.

“Pension Operating Committee” means the Pension Operating Committee of the Company.

“Plan Year” means the calendar year.

“Pre-2015 Accounts” means all Accounts established under the Plan on behalf of a Participant prior to January 1, 2015, that are held under the Plan on or after that date.

“Retirement Account Plan” means the Stanley Black & Decker Retirement Account Plan sponsored by Stanley Black & Decker, Inc.

“Separation from Service” means the termination of a Participant’s employment with the Controlled Group for a reason other than death. Whether a Separation from Service has occurred is determined in accordance with the standards that apply for determining if there is a “separation from service” for a reason other than death pursuant to Treasury Regulation Section 1.409A-1(h)(1). There is a

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Separation from Service as of a particular date, if the Company and the Participant reasonably anticipated that, as of that date, the Participant would provide no further services to the Controlled Group as a common law employee or as an independent contractor or the Participant would provide services to the Controlled Group as a common law employee or an independent contractor at an annual rate that is not more than 20% of the services rendered, on average, during the immediately preceding 36 consecutive months of service (or the full period of service, if less than 36 months). For purposes of the preceding sentence, service as a director of a member of the Controlled Group shall not be taken into account.

The Participant’s employment relationship shall be treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence, provided that the Participant is expected to return to work for a member of the Controlled Group and the period of such leave of absence does not exceed six months, or if the period is longer, the Participant has a right to reemployment with a member of the Controlled Group either by statute or by contract. If the period of a military leave, sick leave or other bona fide leave of absence exceeds six months and there is no right to reemployment, a termination of the employment relationship shall be deemed to have occurred as of the first date immediately following the first six months of the leave.

“Specified Employee” means a Participant who is identified as a “specified employee” in accordance with Treasury Regulation Section 1.409A-1(i), pursuant to a written policy established and maintained by the Company.

    “Supplemental Company Core Contribution Account” means the bookkeeping record that is separately established and maintained for a Participant for each Plan Year that begins after December 31, 2014, for which a supplemental Company core contribution is made on his or her behalf under the Plan, and that separately reflects the supplemental Company core contributions credited on behalf of the Participant under the Plan pursuant to Section 4.2(b) for each such Plan Year. Funds credited on behalf of the Participant under the terms of the Plan for the period prior to January 1, 2015, that are attributable to supplemental Company cornerstone or core contributions, shall remain credited to the separate Supplemental Company Core Contribution Account previously established on his or her behalf before January 1, 2015.

“Supplemental Company Matching Contribution Account” means the bookkeeping record that is separately established and maintained for a Participant for each Plan Year that begins after December 31, 2014, for which a supplemental Company matching contribution is made on his or her behalf under the Plan, and that separately reflects the supplemental Company matching contributions credited on behalf of the Participant under the Plan, pursuant to Section 4.2(a), for each such Plan Year. Funds credited on behalf of the Participant under the terms of the Plan for the period prior to January 1, 2015, that are attributable to supplemental Company matching contributions, shall remain credited to the separate Supplemental Company Matching Contribution Account previously established on his or her behalf before January 1, 2015.

“Supplemental Employee Contribution Account” means the bookkeeping record that is separately established and maintained for a Participant for each Plan Year that begins after December 31, 2014, for which a supplemental Employee contribution is made, at his or her election, under the Plan, and that separately reflects amounts credited under Section 4.1 for each such Plan Year. Funds credited on behalf of the Participant under the terms of the Plan for the period prior to January 1, 2015, that are attributable to supplemental Employee contributions, shall remain credited to the Supplemental Employee Contribution Account previously established on his or her behalf before January 1, 2015.

“Valuation Date” means the applicable distribution date under the Plan or, if the distribution date is not a business day, the business day that immediately precedes such distribution date, on which Accounts are valued for purposes of making a distribution.

Article 3

Plan Participation

3.1    Date of Participation.

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(a)    Eligibility to Defer. An Employee shall become a Participant in the Plan effective upon the first January 1 on which he or she is a Highly Compensated Employee. Subject to Section 3.2, an Employee who is a Participant for a Plan Year shall be eligible to elect under Section 4.1 to defer a specified portion of the Compensation payable with respect to services performed during the Plan Year, provided that the Employee must irrevocably elect to defer such portion before January 1 of such Plan Year in which the services are performed, and, subject to Section 3.3, such election must remain in effect for the entire Plan Year.

(b)    Deferral Elections. Any election to defer Compensation shall be effective only with respect to Compensation for services that are performed on or after the January 1st on which such election becomes effective. An election to defer Compensation by making Elective Deferral Contributions shall be submitted to the Company by the deadline established by the Company that precedes the first January 1 on which such election is to become effective. Such election shall state the portion of Compensation to be withheld. Any election to defer shall be made in accordance with procedures established by the Company and, subject to Section 3.3, shall be irrevocable for the Compensation payable with respect to services performed during the Plan Year to which such election applies.

(c)    Evergreen Deferral Elections. An election made under the Plan to defer a specified portion of Compensation, consisting of base salary (including commissions and vacation pay) that is payable with respect to services performed during a Plan Year, shall remain in effect for such Compensation payable with respect to services performed during subsequent Plan Years until changed or revoked by the Participant, and, subject to Sections 3.2 and 3.3, as of each December 31, such a prior election becomes irrevocable with respect to such Compensation consisting of base salary (including commissions and vacation pay) that is payable in connection with services performed by the Participant during the immediately following Plan Year, so that the deferral election with respect to Compensation consisting of base salary (including commissions and vacation pay) that is payable with respect to services performed by the Participant during the immediately following Plan Year shall be deemed to have been irrevocably made as of December 31 of the preceding Plan Year. Anything herein to the contrary notwithstanding, an election made with respect to the contribution of Elective Deferral Contributions may be considered an evergreen election, for purposes of this Section 3.1(c), in regard to a subsequent year only with respect to the portion of Compensation consisting of base salary (including commissions and vacation pay) and shall not be considered an evergreen election for purposes of this Section 3.1(c) in connection with an amount payable as a cash bonus under a management incentive plan or bonus pay plan with regard to services performed in a subsequent year.

3.2    Continuing Plan Participation. If an Employee becomes a Participant for a Plan Year, pursuant to Section 3.1(a), he or she shall remain eligible to make Elective Deferral Contributions from Compensation payable with respect to services performed during each subsequent Plan Year in which he or she is a Highly Compensated Employee. If an Employee who has become a Participant for a Plan Year, pursuant to Section 3.1(a), ceases to be a Highly Compensated Employee with respect to a subsequent Plan Year, he or she shall not be eligible to make Elective Deferral Contributions from Compensation payable with respect to services performed during that subsequent Plan Year but shall be eligible to make Elective Deferral Contributions from Compensation payable with respect to services performed during the next Plan Year in which he or she is a Highly Compensated Employee by making a new deferral election under Section 3.1(a).

3.3    Unforeseeable Emergency. With the approval of the Company, a Participant who is faced with an “unforeseeable emergency” shall be permitted, on account of such emergency, to cancel an election previously made by the Participant to make Elective Deferral Contributions under the Plan. An election by a Participant to cancel his or her Elective Deferral Contributions with respect to Compensation payable for services performed during a Plan Year on account of an unforeseeable emergency shall cancel all remaining Elective Deferral Contributions of the Participant that would otherwise be made with respect to Compensation payable for services performed during the Plan Year, and no additional Elective Deferral Contributions shall be made until the Participant makes a new election to defer a portion of his or her Compensation for services performed during a subsequent Plan Year in accordance with Sections 3.1 and 3.2. For purposes of this Section 3.3, an unforeseeable emergency is a severe financial hardship to a Participant resulting from (a) an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or a dependent of the Participant (as defined in Code

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Section 152, without regard to Section 152(b)(1), (b)(2) and (d)(1)(B)), (b) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to the home not otherwise covered by insurance), or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The determination of whether a Participant is faced with an unforeseeable emergency shall be made by the Company in its sole discretion, based on the facts and circumstances surrounding such emergency and such information as the Company shall deem to be necessary in accordance with the requirements of Code Section 409A and the regulations thereunder.

Article 4

Supplemental Employee and Company Contributions

4.1    Elective Deferral Contributions.

(a)    Elections to Defer. An Employee who is a Participant for a Plan Year may make an election for the Plan Year in accordance with Section 3.1 to defer a specified whole percentage, from 1% to 50%, of the portion of Compensation for services performed during the Plan Year that consists of base salary (including any commissions or vacation pay).  Also, an Employee who is a Participant for a Plan Year may make an election for the Plan Year, in accordance with Section 3.1, to defer a whole percentage, of up to 100%, of any Compensation for services performed during the Plan Year that consists of a cash bonus payable under a management incentive plan or a bonus pay plan.  Any election under this Section 4.1(a) with respect to a Plan Year shall be implemented as an irrevocable election for such Plan Year under Section 3.1

(b)    Crediting of Elective Deferral Contributions. Any amount deferred by a Participant under this Section 4.1 for a Plan Year shall be credited to a separate Supplemental Employee Contribution Account that is established and maintained by the Company for the Plan Year for which the Participant elects to defer such amount. The amount deferred shall be credited as soon as administratively practicable following the date on which the amount would have been paid to the Participant if not for the Participant’s election to defer.

    4.2    Supplemental Company Contributions.

(a)    Supplemental Matching Contributions for Elective Deferral Contributions. Prior to the 2019 Plan Year, the Company ordinarily made matching contributions for a Plan Year that were equal to 50% of a Participant’s Elective Deferrals to the Plan of up to 7% of the portion of his or her Compensation for the year in excess of the maximum amount with respect to which elective contributions could be made to the Retirement Account Plan. Effective January 1, 2019, the Company, at its discretion, will determine whether matching contributions will be made for a Plan Year. If the Company decides to make matching contributions for a Plan Year, it may make contributions for a Participant, in an amount determined in its discretion, that constitute part or all of or more than the matching contributions that would have been made pursuant to the Plan provisions that were in effect prior to 2019. Anything herein to the contrary notwithstanding, at the discretion of the Company, a different level of matching contributions may be made for particular Participants. The matching contributions, if any, that are made for a Plan Year shall be credited to the Participant’s Supplemental Company Matching Contribution Account established by the Company for that Plan Year when administratively practicable during the Plan Year following the Plan Year for which the contributions are made or, if administratively practicable, upon an individual’s earlier termination of employment with Stanley Black & Decker. For the avoidance of doubt, this change will not impact any contributions made for Plan Years beginning before January 1, 2019.

(b)    Supplemental Core Contributions for Certain Participants. Supplemental Company core contributions, if any, that are made on behalf of a Participant for a Plan Year shall be credited to a separate Supplemental Company Core Contribution Account established for the Participant for the Plan Year for which such contributions are made. Such contributions shall be determined under the terms of Appendix A.

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4.3.    Investment Return.

(a)    Crediting of Investment Return. Subject to such rules and limitations as the Pension Operating Committee may establish and to the provisions of subsection (b) of this Section 4.3, with respect to any Accounts that are established for the benefit of a Participant, the Participant shall designate from among the assumed investment funds described in said subsection (b) of this Section 4.3, one or more assumed investment funds in which amounts that are credited to such Accounts shall be deemed to be invested. Each Account shall be adjusted periodically for increases or decreases in the fair market value of the assumed investment funds in which such Accounts are deemed to be invested.

(b)    Assumed Investment Alternatives. The Pension Operating Committee shall designate the assumed investment funds that shall be available from time to time under the Plan for purposes of measuring the investment return of a Supplemental Employee Contribution Account, Supplemental Company Matching Contribution Account or a Supplemental Company Core Contribution Account. In accordance with procedures established by the Pension Operating Committee, a Participant may elect how the amounts credited to each separate Supplemental Employee Contribution Account, Supplemental Company Matching Contribution Account or Supplemental Company Core Contribution Account that is established on his or her behalf shall be deemed to be invested among the assumed investment funds made available by the Pension Operating Committee. At the direction of the Pension Operating Committee, the assumed investment funds for each Supplemental Employee Contribution Account and Supplemental Company Matching Contribution Account may include a deemed investment fund that is considered to be invested primarily in shares of common stock of Stanley Black & Decker, Inc. In the event a Participant has not made a valid investment election, the pertinent portion of the Participant’s Supplemental Employee Contribution Account, Supplemental Company Matching Contribution Account or Supplemental Company Core Contribution Account shall be deemed to be invested in a default investment fund identified by the Pension Operating Committee.

Article 5

Vesting

5.1    Supplemental Employee Contribution Account and Supplemental Company Contribution Accounts. A Participant’s vested interest in his or her Accounts under the Plan shall be determined as follows:

(a)Supplemental Employee Contribution Account. A Participant is 100% vested at all times in the value of any amounts credited to a Supplemental Employee Contribution Account that has been established on his or her behalf.

(b)    Supplemental Company Contribution Accounts. With respect to each separate Supplemental Company Matching Contribution Account that has been established for a Participant, the Participant shall be 100% vested in the value of such Supplemental Company Matching Contribution Account upon the Participant’s completion of one year of service, and, except as provided below, no portion of a Participant’s Supplemental Company Matching Contribution Account shall be vested before completion of one year of service. With respect to each separate Supplemental Company Core Contribution Account that has been established for a Participant, the Participant shall be 100% vested in the value of such Supplemental Company Core Contribution Account upon the Participant’s completion of three years of service, and, except as provided below, no portion of a Participant’s Supplemental Company Core Contribution Account shall be vested before completion of three years of service. With respect to each separate Supplemental Company Matching Contribution Account or Supplemental Company Core Contribution Account that has been established for a Participant, the Participant shall automatically become vested in the value of such Supplemental Company Matching Contribution Account or Supplemental Company Core Contribution Account if the Participant has employment status with any member of the Controlled Group (i) upon reaching his or her 55th birthday, (ii) upon incurring a Disability, or (iii) upon his or her death. For purposes of this subsection (b), a year of service means each twelve month period commencing on an individual’s employment commencement date and the anniversaries thereof during which the individual has employment status with any member of the

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Controlled Group, during the period it is a member of the Controlled Group and the period of employment with a predecessor employer preceding Stanley Black & Decker’s, acquisition of the business conducted by such employer, whether through the purchase of all of the outstanding stock of such employer or of all, or substantially all, of the assets used by such employer in a trade or business. A Participant who ceases to have employment status with the Controlled Group on a date that is less than a full year following the most recent anniversary of his or her employment commencement date shall receive vesting service credit for each month during such partial year in which he or she had employment status. A Participant whose employment is interrupted by a break in service shall have his or her years of service determined by aggregating service with all members of the Controlled Group before and after the break in service.

Article 6

Distributions of Vested Accounts

6.1    Time and Form of Distribution of Vested Accounts.

(a)    Time of Distribution of Vested Accounts. Except as otherwise provided in subsection (b) of this Section 6.1, in Section 6.5, and in Section 6.6, a Participant’s vested Accounts that are established for a Plan Year that begins after December 31, 2014, shall be distributed as set forth below:

(i)    If the Participant elected a distribution date for vested Accounts that were established for his or her benefit for a Plan Year that begins after December 31, 2014, the applicable vested Accounts shall be distributed to the Participant, pursuant to Section 6.2, provided that, if the Participant dies prior to the payment of any portion of such vested Accounts, the vested Accounts shall be distributed to the Participant’s Beneficiary upon the Participant’s death, as provided in Section 7.1.

(ii)    If the Participant did not elect a distribution date for vested Accounts established for his or her benefit for a Plan Year that begins after December 31, 2014, the applicable vested Accounts shall be distributed to the Participant upon his or her Separation from Service, as provided in Section 7.1. If the Participant dies prior to the stipulated time of distribution, all such applicable vested Accounts shall be distributed to the Participant’s Beneficiary following the Participant’s death, as provided in Section 7.1.

(b)    Delayed Distributions to Specified Employees. If a Participant is a Specified Employee as of the date of his or her Separation from Service and the Participant did not elect a distribution date applicable to a vested Account that is at least six months after the date of his or her Separation from Service, payment of such vested Account shall be made to the Participant, as provided in Section 7.1, once six months have elapsed following the date of the Participant’s Separation from Service. However, if a Participant for whom payments are deferred under this Section 6.1(b) dies prior to receiving his or her payment under this Section 6.1(b), payment of the applicable vested Account shall be made upon his or her death, as provided in Section 7.1.

6.2    Election of Time of Distribution. Subject to Sections 6.1(b), 6.5, and 6.6, for each Plan Year that begins on or after January 1, 2015, a Participant may, prior to the beginning of the Plan Year, in accordance with the rules established by the Company, elect that any vested Accounts established for his or her benefit for such Plan Year be distributed, pursuant to Section 6.3, in the form elected by the Participant, on the later of the last day of a specified Plan Year quarter or the last day of the Plan Year quarter that contains the date of the Participant’s Separation from Service. Except as provided in Sections 6.5 and 6.6, any such election by a Participant as to the date of distribution must apply uniformly to all vested Accounts established on behalf of the Participant for the applicable Plan Year. Subject to Sections 6.5 and 6.6, for each Plan Year that begins on or after January 1, 2015, a Participant’s election of the date of distribution with respect to vested Accounts established for his or her benefit for a Plan Year shall apply with respect to vested Accounts established for his or her benefit in subsequent Plan Years until the Participant validly elects, in accordance with the terms of the Plan, a new date of distribution with respect to vested Accounts.

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    6.3    Form of Distribution of Vested Accounts Established for Plan Years Beginning on or after January 1, 2015. Subject to Sections 6.5 and 6.6, a Participant, prior to the beginning of each Plan Year that begins after December 31, 2014, in accordance with rules established by the Company, may elect that the vested Accounts established for his or her benefit for such Plan Year be distributed in one of the following forms:

(a)a lump sum cash payment to the Participant;

(b)two (2) annual, cash installment payments, with the first installment payment made on the distribution date determined under this Article 6 and the second installment made on the anniversary of that date; or
(c)five (5) annual, cash installment payments, with the first installment payment made on the distribution date determined under this Article 6 and the remaining installment payments made on the succeeding four anniversaries of such distribution date.

Except as provided in Sections 6.5, 6.6, and 6.7, if a Participant dies before the distribution of any portion of his or her vested Account, such vested Account shall be distributed to the Participant’s Beneficiary upon the Participant’s death, in a lump sum or installments, in the same manner as elected for distribution to the Participant, as elected by the Participant prior to the beginning of the Plan Year for which contributions are made to the Account. If a Participant dies after the distribution of a vested Account in installments has commenced, but prior to receiving all installment payments, the Participant’s Beneficiary shall receive any remaining installments at the time such installments would have been made to the Participant.

Subject to Sections 6.5 and 6.6, each Participant shall be permitted to make a separate election as to the form of distribution for each Plan Year for which a Supplemental Employee Contribution Account, a Supplemental Company Matching Contribution Account or a Supplemental Company Core Contribution Account has been established for the benefit of such Participant. Except as provided in Sections 6.5 and 6.6, a Participant shall be required to elect the same form of distribution for all vested Accounts established for the Participant for a Plan Year. Subject to Sections 6.5 and 6.6, a Participant’s election of the form of distribution with respect to Accounts established for his or her benefit for a Plan Year shall apply with respect to Accounts established for his or her benefit in subsequent Plan Years until the Participant validly elects, in accordance with the terms of the Plan, a new form of distribution.

6.4    Subsequent Elections as to Time or Form of Distribution. A Participant shall be permitted to make a written election to delay a distribution or change the form of a distribution from vested Accounts, provided that any such election must satisfy all of the following requirements:

(a)    the election must be made at least twelve months prior to the date on which the distribution would otherwise have been made (in the case of installment payments, twelve months prior to the date on which the first installment amount was scheduled to be paid);

(b)    the election may not become effective until at least twelve months after the date on which the election is made; and

(c)    except in the case of an election relating to a distribution to be made upon a Participant’s death, the distribution must be deferred for at least 5 years from the date on which the distribution would otherwise have been made (in the case of installment payments, 5 years from the date the first installment amount was scheduled to be paid).

Subject to Sections 6.5 and 6.6, an election under this Section 6.4 that pertains to an Account established for a Plan Year that begins after December 31, 2014, must apply to all Accounts established for the pertinent Plan Year.

6.5    Exceptions for Participants in the SERP.

(a)    Subject to Section 6.6 and subject to subsection (b) of this Section 6.5, in the case of a Participant who is also a participant in the Stanley Black & Decker, Inc. Supplemental Executive

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Retirement Program (“SERP”), the foregoing provisions of this Article 6 and any other provision in the Plan pertaining to the time or form of a distribution shall not apply. Instead, subject to Section 6.6 and to subsection (b) of this Section 6.5, all vested Accounts under the Plan shall be paid at the same time and in the same form as the benefit payable on behalf of the Participant under the SERP, and the payment of any death benefit shall be made at the same time and in the same form as provided under the SERP to the beneficiary determined under the SERP. If such vested Accounts under the Plan are paid in an annuity pursuant to the provisions of this Section 6.5 (a), the annuity shall be determined pursuant to the procedures for calculating an annuity with respect to assets attributable to the Plan as set forth in Appendix B to the SERP.

(b)    Anything herein to the contrary notwithstanding, subject to Section 6.6, in the case of a Participant who is also a participant in the SERP, the time and form of payment of all vested Supplemental Employee Contribution Accounts and Supplemental Company Matching Contribution Accounts that are maintained for contributions made with respect to Plan Years that begin after December 31, 2015, shall be determined under Sections 6.1, 6.2, 6.3, 6.4, 6.8, and 7.1 of the Plan, and any death benefit that is payable with respect to those Accounts, as determined under those Sections, shall be distributed to the Beneficiary under the Plan. Subject to Section 6.6, in the case of a Participant who is also a participant in the SERP, any vested Supplemental Employee Contribution Accounts and any vested Supplemental Company Matching Contribution Accounts that are maintained for contributions made with respect to Plan Years that began prior to January 1, 2016, shall be distributed in the manner prescribed in subsection (a) of this Section 6.5 in regard to the payment of the benefit under the SERP, unless the Participant makes an election under Section 6.4 to have such Accounts distributed in accordance with the provisions of this Plan other than said subsection (a). Subject to Section 6.6, any vested Supplemental Company Core Contribution Accounts maintained for a Participant who is also a participant in the SERP shall not be subject to the rules of this subsection (b) but, instead, shall be distributed in the manner prescribed in subsection (a) of this Section 6.5 in regard to the payment of the benefit under the SERP.

    6.6.    Chief Executive Officer. Anything herein to the contrary notwithstanding, in the case of the Participant who was the Company’s chief executive officer on January 1, 2007, the time and form of payment of the vested Accounts payable to or on behalf of such Participant shall be the same time and form of payment as the time and form of payment that applies to his “Pension Make-Whole” benefit provided pursuant to the terms of such Participant’s employment agreement with the Company. If such vested Accounts under the Plan are paid in an annuity pursuant to the provisions of this Section 6.6, the annuity shall be calculated pursuant to the procedures for determining an annuity with respect to the amount attributable to the Plan, as set forth in the Pension Make-Whole provisions of the employment agreement, and the payment of any death benefit on his behalf shall be made at the time and in the form provided under those provisions in such employment agreement to the beneficiary determined under such provisions.

    6.7.    Time and Form of Distribution of Vested Pre-2015 Accounts. Subject to Sections 6.5 and 6.6, any vested Accounts established for the benefit of a Participant prior to January 1, 2015, shall be distributed in the form of a lump sum cash payment to the Participant or, in the case of a distribution that is made pursuant to the Participant’s death, prior to his or her receipt of the lump sum payment, to the Participant’s Beneficiary, unless, except as otherwise provided in said Section 6.5 and Section 6.6, the Participant elects, in accordance with the rules of Section 6.4, to have payments made from the Pre-2015 Accounts in installments as described in Section 6.3. Subject to Section 6.4, any payment from the Pre-2015 Accounts shall be made at the time determined under the terms of the Plan as in effect on December 31, 2014, including the terms pertaining to delayed distributions to Specified Employees.

    6.8.    Default Form of Distribution. Subject to Sections 6.5 and 6.6, if an election or deemed election is not in effect pursuant to Section 6.3 of the Plan, prior to the beginning of a Plan Year that begins after December 31, 2014, with respect to the form of distribution for his or her vested Accounts established for such Plan Year, such vested Accounts shall be distributed in a lump sum cash payment to the Participant or, in the case of a distribution that is made upon the Participant’s death, prior to a distribution having been made from such vested Accounts, to the Participant’s Beneficiary.

    6.9.    Cash-Outs. Except as provided in Sections 6.5 and 6.6, the Company, at its discretion, may direct, at any time, that the entire value of the Accounts held for a Participant or, following the death of the Participant, for his or her Beneficiary, be paid in a lump sum to the Participant or Beneficiary,

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whichever is applicable, on the distribution date designated by the Company, provided that such lump sum payment results in the complete termination and liquidation of the entirety of the Participant’s or Beneficiary’s interest, as applicable, under the Plan and each other plan that is required to be aggregated with the Plan pursuant to Treasury Regulation Section 1.409A-1(c)(2) and provided that such lump sum payment does not exceed the amount prescribed in Code Section 402(g)(1)(B).

Article 7

Miscellaneous

7.1    Distribution Date.

(a)    Any lump sum distribution that is made in accordance with Article 6 pursuant to a Participant’s Separation from Service or death, prior to his or her benefit commencement date, shall be made upon the last day of the Plan Year quarter which contains the date of Separation from Service or death, based on the Valuation Date applicable to such last day of the Plan Year quarter. If a distribution of a Participant’s vested Accounts is made in the form of installment payments, in accordance with Section 6.3, and such distribution is made in accordance with Article 6 pursuant to the Participant’s Separation from Service or death, prior to his or her benefit commencement date, such installments shall begin on the last day of the Plan Year quarter that contains the date of Separation from Service or death, based on the Valuation Date applicable to such last day of the Plan Year quarter, and shall continue to be paid on the succeeding anniversary or four anniversaries, as applicable, of such distribution date. Each such installment payment shall be adjusted based on the Valuation Date applicable to the particular installment payment date.

(b)    Any lump sum payment that is made pursuant to Article 6 upon a distribution date designated under Section 6.2 shall be based on the Valuation Date applicable to that distribution date. In the event a Participant’s vested Accounts are distributed in the form of installment payments, in accordance with Section 6.3, such installments shall begin on the distribution date, based on the Valuation Date applicable to that distribution date, and shall continue to be paid on the succeeding anniversary or four anniversaries, as applicable, of such distribution date, with each such installment payment based on the Valuation Date applicable to the particular installment payment date.

(c)    For purposes of subsections (a) and (b) of this Section 7.1, the amount of each installment payment made to a Participant who has elected such form of payment shall be based on an adjusted, vested Account balance, as follows:

(i)    If the Participant has elected to receive payment of his or her vested Account in the form of two annual installment payments, in accordance with Section 6.3(b), the amount of the first installment payment shall equal one-half of the vested Account balance on the applicable Valuation Date, and the amount of the second installment payment shall equal the remainder of the vested Account balance, determined as of the Valuation Date applicable to the date of such second installment payment.

(ii)    If the Participant has elected to receive payment of his or her vested Account in the form of five (5) annual installment payments, in accordance with Section 6.3(c), installments shall be paid in the following amounts: (A) the amount of the first installment payment shall equal one-fifth of the vested Account balance on the applicable Valuation Date; (B) the amount of the second installment payment shall equal one-fourth of the remaining vested Account balance, determined as of the Valuation Date applicable to the date of distribution of such second installment payment; (C) the amount of the third installment payment shall equal one-third of the remaining vested Account balance, determined as of the Valuation Date applicable to the date of distribution of such third installment payment; (D) the amount of the fourth installment payment shall equal one-half of the remaining vested Account balance, determined as of the Valuation Date applicable to the date of such fourth installment payment; and (E) the amount of the final installment payment shall equal the remaining vested Account balance, determined as of the Valuation Date applicable to the date of such final installment payment.

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(d)    Anything herein to the contrary notwithstanding, any distribution to a Participant pursuant to Section 6.1(b) shall not be made, or begin to be made until after the last day of the Plan Year quarter which contains the sixth month that begins after the date of Separation from Service, based on the Valuation Date that coincides with such last day of the Plan Year quarter.

(e)    Anything in this Section 7.1 of the Plan to the contrary notwithstanding, if it is not administratively practicable for the Company to calculate an amount that is required to be allocated to an Account until after the date on which such Account was required to be distributed, such amount shall be allocated and distributed during the first taxable year of the Participant or Beneficiary, whichever is applicable, in which it is administratively practicable for the Company to calculate the amount.

7.2    Amendment or Termination.

(a)    Amendment. The Company, by action of the Committee, reserves the right to amend the Plan at any time, including but not limited to the right to amend the Plan to cease future contributions to the Plan, provided that, unless necessary to meet the requirements of applicable law, benefits that have already accrued on behalf of a Participant may not be eliminated or reduced upon amendment of the Plan.

(b)    Termination of Plan. Subject to Sections 6.5 and 6.6, the Company, by action of the Committee, reserves the right, at any time, to terminate the Plan and to distribute all Accounts in lump sum payments as soon as administratively practicable to Participants and Beneficiaries, provided the Plan is terminated in the following circumstances:

(i)    Within 30 days before or 12 months after a change in control of the Company, as defined in Code Section 409A and Treasury Regulation Section 1.409A-3(i)(5), provided that all distributions are made no later than 12 months following the termination of the Plan and further provided that all nonqualified deferred compensation arrangements of the same type (i.e., all nonqualified account balance plans subject to Code Section 409A) maintained by the Company and all members of the Controlled Group are terminated, so that all Participants and all participants in the other arrangements are required to receive all amounts of compensation deferred under the Plan and the other arrangements no later than 12 months following the date on which the Committee takes action to terminate the Plan and the Controlled Group takes action to terminate all such other arrangements;

(ii)    Within 12 months of a dissolution under Internal Revenue Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that all amounts credited to a Participant’s Accounts under the Plan are included in the Participant’s gross income in the latest of (A) the calendar year in which the Plan is terminated; (B) the calendar year in which all amounts credited to the Participant’s Accounts are no longer subject to a substantial risk of forfeiture; or (C) the first calendar year in which the distribution of the Accounts is administratively practicable, provided that a Participant incurs income tax liability with respect to his or her Accounts under the Plan not later than the calendar year in which he or she receives an actual or constructive distribution from such Accounts; or

(iii)    At the Committee’s discretion, provided that (A) the termination of the Plan does not occur proximate to a deterioration of the financial health of the Company or a member of the Controlled Group, (B) all nonqualified deferred compensation arrangements of the same type (i.e., all nonqualified account balance plans subject to Code Section 409A) maintained by the Company and all members of the Controlled Group are terminated with respect to all employees, (C) no payments are made within 12 months after the termination of the Plan (other than payments that would have been payable under the terms of the Plan if the termination of the Plan had not occurred), (D) all payments are made within 24 months after the termination of the Plan, and (E) neither the Company nor any member of the Controlled Group adopts a nonqualified deferred compensation arrangement of the same type (i.e., a nonqualified account balance plan subject to Code Section 409A) for a period of three years, with respect to any employee, following the date of the termination of the Plan.

7.3    Withholding. To the extent required by law, Stanley Black & Decker shall withhold taxes from any payment due under the Plan.

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7.4    Administration of the Plan. The Plan shall be administered by the Company. The Company is vested with full authority (including full discretionary authority) to administer, interpret, and make rules regarding the Plan as it may deem advisable and to make determinations in its discretion that shall be final, binding, and conclusive upon all persons. No member of the Company’s Board of Directors or the Committee will be liable for any action or determination made in good faith with respect to the Plan. It is intended that the Plan comply with Code Section 409A, and it shall be interpreted accordingly.

7.5    Claims Procedure.

    (1)    Any individual who believes he or she is entitled to benefits under the Plan (a “Claimant”) shall file a written claim request with the Company on such forms as the Company may require. The Company shall, upon request of a Claimant (or his or her authorized representative, if any), make available copies of any claim forms or instructions, or advise the Claimant (or representative) where such forms or instructions may be obtained. The claims review procedures set forth in this Section 7.5(1) shall apply to a benefit application, other than a benefit application involving a claim regarding a Disability benefit that is filed pursuant to this Article 7. The claims review procedures applicable to a benefit application involving a claim in regard to a Disability benefit are set forth in Section 7.5(2).

(a)    A benefit application shall be treated as a claim for benefits (“benefit claim”). In the event that a benefit claim is denied, in whole or in part, the Company shall provide the Claimant (or his or her authorized representative, if any) with written or electronic notice of the denial within a reasonable period of time, not to exceed 90 days after the Company’s receipt of the claim. This 90-day period may be extended for up to an additional 90 days if the Company determines that special circumstances require an extension of time for processing the claim and provides written or electronic notice of the extension to the Claimant or representative prior to the end of the initial 90-day period. Such a notice shall indicate the special circumstances that require an extension of time for processing the claim, and the date by which the Company expects to render its decision on the claim.

(b)    The written or electronic notification of a benefit claim denial shall set forth, in an understandable manner, the following information:

(i)    the specific reason(s) for the denial of the claim;

(ii)    references to the specific Plan provisions on which the denial is based;

(iii)    a description of any additional material or information necessary for the Claimant or representative to perfect the benefit claim and an explanation of why such material or information is necessary; and

(iv)    a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA within 180 days following an adverse determination on appeal in the event the benefit claim is denied on appeal.

(c)    The Company’s decision to deny a benefit claim may be appealed by a Claimant or his or her representative within 60 days after the date on which the notice of the denial of the claim is received by the Claimant or representative. The Claimant or representative may submit to the Company written comments, documents, records, and other information relating to the claim and may review all relevant documents, records, and other information relating to the claim. The Claimant or representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim. For these purposes, a document, record or other information is “relevant” to the claim if it:

(i)    was relied upon by the Company in making its decision on the claim;

00840.002/695742.6

(ii)    was submitted, considered, or generated in the course of the Company making its decision on the claim, without regard to whether the Company relied upon such document, record or other information in making its decision, or

(iii)    complies with administrative processes and safeguards which are designed to ensure and to verify that decisions on claims are made in accordance with governing Plan documents, the provisions of which are applied consistently with respect to similarly situated Claimants.

(d)    An appeal of a denial of a benefit claim shall be given a full and fair review. The review shall take into account all comments, documents, records and other information submitted by the Claimant or his or her representative relating to the claim, without regard to whether these materials were submitted or considered by the Company in its initial decision to deny the benefit claim. The Company’s decision on appeal of a benefit claim denial shall be made within a reasonable period of time, not to exceed 60 days after receipt of the Claimant’s or representative’s appeal for review by the Plan, unless the Company determines that special circumstances require an extension of time and provides written or electronic notice of the extension to the Claimant or representative prior to the end of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of such initial 60-day period. Such a notice shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render a decision on appeal. The Company shall furnish the Claimant or representative with a written or electronic notice of its decision on appeal. In the case of a decision on appeal upholding the Company’s initial benefit claim denial, the Company’s notice of such decision shall set forth, in an understandable manner, the following information:

(i)    the specific reason(s) for the decision on appeal;

(ii)    references to the specific Plan provisions on which the decision on appeal is based;

(iii)    a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s benefit claim; and

(iv)    a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA within 180 days following the decision on appeal.

    (2)    Except as otherwise provided in subsection (f), the claims review procedures set forth in this Section 7.5(2) shall apply in the case of a claim in regard to a Disability benefit that is filed pursuant to this Article 7:

(a)    An application for benefits in the case of a claim in regard to a Disability benefit shall be treated as a claim for Disability benefits (“Disability benefit claim”). In the event that a claim for Disability benefits is denied, in whole or in part, the Company (or its designee) shall provide the Claimant (or his or her authorized representative, if any) with written or electronic notice of the denial within a reasonable period of time, not to exceed 45 days after the Company’s (or its designee’s) receipt of the Disability benefit claim. This 45-day period may be extended for up to an additional 30 days, if the Company (or its designee) determines that an extension of time for processing such claim is necessary due to matters beyond its control and provides written or electronic notice to the Claimant (or representative) prior to the end of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Company (or its designee) expects to render a decision. If, prior to the end of the initial 30-day extension period, the Company (or its designee) determines that, due to matters beyond its control, it is unable to render a decision within that extension period, the period for making the decision may be extended for up to another 30 days, provided that the Company (or its designee) provides written or electronic notice to the Claimant, prior to the end of the initial 30-day extension period, of the circumstances requiring the extension and the date by which the Company (or its designee) expects to render a decision. Any notice of an extension shall specify the standards on which entitlement to a Disability benefit is based, the unresolved issues that prevent a decision on the

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Disability benefit claim, and the additional information needed to resolve those issues, and the Claimant (or representative) shall be given at least 45 days from the date on which such notice is sent to the Claimant (or representative) within which to provide the specified information.

(b)    The written or electronic notification of a Disability benefit claim denial shall set forth, in an understandable manner, the following information:

(i)    the specific reason(s) for the denial of the claim;

(ii)    references to the specific Plan provisions on which the denial is based;

(iii)    a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary;

(iv)    a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA within 180 days of an adverse decision on appeal in the event the Disability benefit claim is denied on appeal; and

(v)    (A) a discussion of the decision, including an explanation of the basis for disagreeing with or not following: (i) the views presented by the Claimant to the Plan of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and (iii) a Disability determination regarding the Claimant presented by the Claimant to the Plan made by the Social Security Administration;

(B)    either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist; and

(C)    a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. Whether a document, record, or other information is relevant to a claim for benefits shall be determined in accordance with Section 7.5(2)(c) of the Plan.

(c)    The Company’s (or its designee’s) decision to deny a Disability benefit claim may be appealed by the Claimant or his or her representative within 180 days after the date on which the notice of the denial of the Disability benefit claim is received by the Claimant or representative. For purposes of this subsection (c), a rescission of a Disability benefit shall be considered a denial of a Disability claim. The Claimant or representative may submit to the Company written comments, documents, records, and other information relating to the claim and may review all relevant documents relating to the denial of the claim. The Claimant or representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim. For these purposes, a document, record or other information is “relevant” to the Disability benefit claim if it:

(i)    was relied upon by the Company in making its decision on the Disability benefit claim;

(ii)    was submitted, considered, or generated in the course of the Company making its decision on the Disability benefit claim, without regard to whether the Company relied upon such document, record or other information in making its decision;

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(iii)    complies with administrative processes and safeguards which are designed to ensure and to verify that decisions on Disability benefit claims are made in accordance with governing Plan documents, whose provisions are applied consistently with respect to similarly-situated Claimants; or

(iv)    constitutes a statement of policy or guidance with respect to the Plan concerning the denied benefit, without regard to whether such advice or statement was relied upon in making the benefit determination.

(d)    An appeal of a denial of a Disability benefit claim shall be given a full and fair review. The review shall take into account all comments, documents, records and other information submitted by the Claimant or representative relating to the Disability benefit claim, without regard to whether these materials were submitted or considered by the Company in its initial decision regarding the claim. The review of the initial decision to deny the Disability benefit claim shall not afford deference to such decision and shall be conducted by a named fiduciary of the Plan who is neither the individual who made the initial decision to deny the Disability benefit claim nor a subordinate of that individual. In deciding an appeal of an initial denial of a Disability benefit claim that is based, in whole or in part, on a medical judgment, the named fiduciary shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. The medical or vocational experts whose advice was obtained on behalf of the Company in connection with its initial decision to deny the Disability benefit claim shall be identified to the Claimant or representative, regardless of whether the Company relied upon the advice in making the decision. The health care professional whom the named fiduciary consults in making this review of the Company’s initial decision to deny the Disability benefit claim shall be an individual who is neither an individual whom the Company consulted in connection with the denial of the Disability benefit claim that is the subject of the appeal, nor the subordinate of any such individual.

Before the Plan can issue an adverse benefit determination on review in regard to a Disability benefit claim, the Company shall provide the Claimant (or representative), free of charge, with any new or additional evidence considered, relied upon, or generated by the Plan, insurer, or other person making the benefit determination (or at the direction of the Plan, insurer or such other person) in connection with the claim. Such evidence must be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided in order to give the Claimant (or representative) a reasonable opportunity to respond prior to that date. Additionally, before the Plan can issue an adverse benefit determination on review on a Disability benefit claim based on a new or additional rationale, the Company shall provide the Claimant (or representative), free of charge, with the rationale behind the decision. The rationale must be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided in order to give the Claimant (or representative) a reasonable opportunity to respond prior to that date.

(e)    The Company’s decision on the appeal of a denial of a Disability benefit claim shall be made within a reasonable period of time, not to exceed 45 days after receipt of the Claimant’s or representative’s request for review by the Plan, unless the Company determines that special circumstances require an extension of time and provides written or electronic notice of the extension to the Claimant or representative prior to the end of the initial 45-day period. In no event shall such extension exceed a period of 45 days from the end of the initial 45-day period. Such a notice shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to render its decision on appeal. The Company shall furnish the Claimant or representative with written or electronic notice of its decision on appeal. In the case of a decision on appeal that upholds the Company’s initial decision to deny the Disability benefit claim, the Company’s notice of its decision on appeal shall set forth, in an understandable manner, the following information:

(i)    the specific reason(s) for the decision on appeal;

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(ii)    references to the specific Plan provisions on which the decision on appeal is based;

(iii)    a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Claimant’s Disability benefit claim (as determined under Section 7.5(2)(c);

(iv)    a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA, and a description of any applicable contractual limitations period that applies to the Claimant’s right to bring such an action, including the calendar date on which the contractual limitations period expires for the claim;

(v)    a discussion of the decision, including an explanation of the basis for disagreeing with or not following:

(A)    The views presented by the Claimant to the Plan of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;

(B)    The views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

(C)    A Disability determination regarding the Claimant presented by the Claimant to the Plan made by the Social Security Administration; and

(vi)    either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in making the adverse determination or, alternatively, a statement that such rules, guidelines, protocols, standards or other similar criteria of the Plan do not exist.

In the case of a benefit denial addressed in Section 7.5(2)(b) or an adverse benefit determination on review with respect to a claim for Disability benefits, the notification shall be provided in a culturally and linguistically appropriate manner.

(f)    Anything herein to the contrary notwithstanding, if, pursuant to the terms of the Plan, the determination of whether an individual is disabled under the Plan depends solely upon a determination that is not made by the Plan but, instead, is made by a Disability plan or the Social Security Administration, the rules set forth in this Section 7.5(2) shall not pertain to the individual’s claim for Disability benefits under the Plan, and his or her claim for Disability benefits under the Plan shall be governed by the rules of Section 7.5(1).

7.6    Governing Text and Law. The Plan, including any amendments, shall constitute the entire agreement between Stanley Black & Decker and any Employee, Participant or Beneficiary regarding the subject matter of the Plan. The Plan, including any amendments, shall be binding on Stanley Black & Decker, Employees, Participants, Beneficiaries, and their respective heirs, administrators, trustees, successors and assigns. All questions regarding the Plan are to be determined pursuant to the laws of the state of Connecticut, except to the extent superseded by federal law.

7.7    Enforceability of Plan Provisions. If any provision of the Plan shall, to any extent, be invalid or unenforceable, the remainder of the Plan shall not be affected, and each other provision of the Plan shall be valid and enforced to the fullest extent permitted by law.

7.8    Rights of Persons Entitled to Benefits. Any person entitled to receive benefits under the Plan shall have the rights of an unsecured general creditor of Stanley Black & Decker.

7.9    Nonassignability.

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(a)    Except as provided in subsection (b), the right of any individual to a benefit under the Plan shall not be subject to attachment or other legal process for the debts of such individual and an individual’s benefit under the Plan shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

(b)    Notwithstanding anything herein to the contrary, there shall be assigned from a Participant’s Accounts, the amount that the Company determines to have been lawfully assigned to the Participant’s former spouse (“alternate payee”) under a judgment or order, including an approved divorce settlement agreement, that is implemented pursuant to a state domestic relations law in regard to a dissolution of marriage that became effective on October 3, 2008, provided that such assignment does not alter the time or form of payment of any portion of the Participant’s vested Accounts that is not assigned to the alternate payee.

7.10    Special Distributions. Whenever, in the opinion of the Company, a person entitled to receive a benefit under the Plan is unable to manage his or her financial affairs, the Company may direct that payment be made to a legal representative or relative of such person for his or her benefit. Alternatively, the Company may direct that any payment for such person be applied for the benefit of such person in such manner as the Company considers advisable. Any payment made in accordance with this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

7.11    Terms of Employment. Participation in the Plan shall not give an individual any right to remain in the service of Stanley Black & Decker, and an individual shall remain subject to discharge to the same extent as if the Plan had not been adopted.

7.12    Restricted Transactions. A Participant’s right under Section 4.3 to direct the investment of his or her Accounts, and a Participant’s right under Article 6 to receive a distribution, of all vested amounts credited to his or her Accounts shall be restricted to the extent necessary to comply with the securities laws.

STANLEY BLACK & DECKER, INC.

/s/ Joseph Voelker
Joseph Voelker
SVP Human Resources
Date: December 19, 2018

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APPENDIX A

STANLEY BLACK & DECKER SUPPLEMENTAL RETIREMENT ACCOUNT PLAN

Part I

    (a)    Prior to the 2019 Plan Year, if a Participant was eligible for allocations to a “Core Account” under the Retirement Account Plan that were limited pursuant to the tax qualification rules, the Company made core contributions to the Participant’s Supplemental Company Core Contribution Account. The core contributions to the Plan for an eligible individual for a Plan Year were calculated as the amount determined under the following chart, reduced by the amount allocated for the year to his or her Core Account in the Retirement Account Plan:

Participant’s Age on December 31 of the Plan Year	Percentage of Compensation for Plan Year
Under 40	2%
40-54	4%
55 or older	6%

    Effective January 1, 2019, the Company, at its discretion, will determine whether core contributions will be made to the Plan for a Plan Year. If the Company decides to make core contributions to the Plan for a Plan Year, it may make contributions for a Participant, in an amount determined at the discretion of the Company, that constitute part or all of or more than the core contributions that would have been made pursuant to the Plan provisions in effect prior to 2019. Anything herein to the contrary notwithstanding, at the discretion of the Company, a different level of core contributions may be made for particular Participants. Any such contributions will be made on behalf of those individuals whose core allocations under the RAP were limited by the tax qualification rules. For the avoidance of doubt, this change will not impact any contributions made for Plan Year beginning before January 1, 2019.

    (b)    The amount of an eligible individual’s Supplemental Company Core Contribution Account allocation, if any, pursuant to this Appendix A for a Plan Year shall be credited to such individual’s Supplemental Company Core Contribution Account, when administratively practicable, during the following Plan Year or, if administratively practicable, upon an individual’s earlier termination of employment status with Stanley Black & Decker. Notwithstanding any contrary provision in the Plan, no amount shall be allocated under subsection (a) for a Participant with respect to a Plan Year if he or she is described in Part II of this Appendix A to the Plan.

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APPENDIX A

STANLEY BLACK & DECKER SUPPLEMENTAL RETIREMENT ACCOUNT PLAN

Part II

    Anything in this Plan to the contrary notwithstanding, a Participant shall not be eligible to have any amounts credited on his or her behalf under Section 4.2(b) and Part I of this Appendix A for a Plan Year if he or she is excluded from receiving “Core Allocations” during that year under the terms of the Retirement Account Plan, as adopted and in effect during such year.

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